UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 29, 2018
Date of Report (Date of earliest event reported)

FCB FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36586	27-0775699
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

2500 Weston Road, Suite 300
Weston, Florida 33331
(Address of principal executive offices)

(954) 984-3313
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

FCB Financial Holdings, Inc. (the “Company” or “FCB”) held a special meeting of its stockholders (the “Special Meeting”) on November 29, 2018.  A brief description of the matters voted upon at the Special Meeting and the results of the voting on such matters is set forth below.  At the Special Meeting, there were present, in person or by proxy, 38,056,773 shares of the Company’s Class A common stock representing at least a majority of the 46,823,114 shares of the Company’s Class A common stock outstanding and entitled to vote.  This constituted a quorum for all matters to be presented at the Special Meeting.

Proposal 1:  A proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 23, 2018, as it may be amended from time to time, by and among the Company, Synovus Financial Corp. (“Synovus”) and Azalea Merger Sub Corp. (“Merger Sub”), a wholly owned subsidiary of Synovus, pursuant to which, subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity, immediately after which the Company will merge with and into Synovus, with Synovus continuing as the surviving entity, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,854,240	974,499	228,034	N/A

Proposal 2:  A proposal to approve, on a non-binding, advisory basis, the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the Merger, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,081,781	26,626,143	348,849	N/A

Proposal 3:  In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the Merger Agreement.  The adjournment proposal was rendered moot in light of the approval of the proposal to adopt the Merger Agreement.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Synovus’ and FCB’s expectations or predictions of future financial or business performance or conditions.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.  Actual results may differ materially from current projections.

In addition to factors previously disclosed in Synovus’ and FCB’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:  the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate any definitive merger agreement between Synovus and FCB; the outcome of any legal proceedings that may be instituted against Synovus or FCB; the ability to obtain regulatory approvals and meet other closing conditions to the merger, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the FCB business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Synovus’ products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCB Financial Holdings, Inc.

November 29, 2018	By:	/s/ Jack Partagas
Name: Jack Partagas
Title: Chief Financial Officer